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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement on Form S-3 of Global Crossing Ltd. of our report dated January 25, 1999 relating to the financial statements, which appears on page 28 of the 1998 Annual Report to Shareholders of Frontier Corporation, which is incorporated by reference in Frontier Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, and which appears on Page 20 of the Frontier Corporation Current Report on Form 8-K dated January 26, 1999. We also consent to the incorporation by reference of our report dated January 25, 1999 relating to the Financial Statement Schedule, which appears on page 30 on such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" and "Frontier Selected Historical Financial Information" in such Pre-Effective Amendment No. 1 to such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Rochester, New York
March 20, 2000